SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2012

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As reported in Houston American Energy Corp’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and in Form 8-K on December 19, 2011, drilling operations on the Company’s first well on the CPO-4 block in Colombia, the Tamandua #1, with a projected target depth of 16,300 feet, commenced in July 2011 and was subsequently sidetracked to address drilling issues associated with high pressure and inflows of hydrocarbons and fluids  into the well bore. As of December 19, 2011, the sidetrack well had been drilled to 13,989 feet and efforts were ongoing to control the well bore while continuing drilling to the target depth.

Subsequently, and as of March 1, 2012, the Tamandua #1 sidetrack well had a 7 inch liner run to 13,913 feet and was drilled to total depth (“TD”) at 15,562 feet.   Upon drilling the well to TD, the well encountered Paleozoics which was a clear indication that the TD had been reached.

While the well exhibited oil shows while drilling, and other indications of hydrocarbons such as log analysis that indicate possible productive sands, hole conditions have prohibited sufficient testing on the bottom hole sections.  There have been many attempts to evaluate the well resulting in tool failures and stuck pipe, and current conditions are such that the operator has made the decision not to try to reenter the bottom hole sections.  As a result of these developments, the decision has been made that without the ability to effectively test the lower zones, the most prudent course of action is to plug back the well and to further evaluate the C-7 and C-9 Formations.  As previously reported and indicated by the Logging While Drilling data, the well encountered approximately 200 feet of net resistive sands in the C-7 formation and approximately 140 feet of net resistive sands in the C-9 formation (resistive sands do not necessarily mean pay).

Results of the further evaluation of the C-7 and C-9 formations will be announced as soon as they are available.  After attempting to complete the well, the rig is expected to be moved to one of two locations that are currently permitted and ready to receive the rig.  In addition, the Operator has five additional locations that are in various stages of permitting, location and construction.

Disclosures in this Form 8-K may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this report include, without limitation, the Company’s expectations of the oil and gas in place, drilling schedules and success rates, resource information and other performance results, the likelihood that the Tamandua #1 sidetrack well will be successfully completed and commercial, the commencement of drilling operations on additional locations and the successful permitting of additional locations. These statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that actual drilling results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this Form 8-K speak only as of the date of this Form 8-K, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.
Dated: March 1, 2012
	By:	/s/ John F. Terwilliger
John F. Terwilliger
Chairman and Chief Operating Officer

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